Exhibit 99.1

Darling International Inc.

News Release
March 16, 2005

DARLING INTERNATIONAL INC. ANNOUNCES CONFERENCE CALL AND WEBCAST
FOR ITS FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS ON MARCH 18, 2005

        Irving, Texas , March 16, 2005:     Darling International Inc. (AMEX: DAR) announced today that it will release its fourth quarter and full year 2004 financial results after the market close on Thursday, March 17, 2005 and will host a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, March 18, 2005 to provide additional details about the company's quarterly earnings result.

        To listen to the conference call, participants calling from within North America may dial 888-796-2701; international participants may dial 706-679-5633. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investors/investors.html or www.fulldisclosure.com.

         Following its completion, a replay of the call can be accessed until April 30, 2005 by dialing 800-642-1687 or 706-645-9291 outside of North America. The access code for the replay is 4652123. The conference call will also be archived on the company's website for seven days. ..

About Darling

         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

FOR MORE INFORMATION CONTACT: Brad Phillips Treasurer	Phone: 972-717-0300
or Jennifer Felber Joele Frank, Wilkinson Brimmer Katcher	Phone: 212-355-4449